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EXHIBIT 99.1


                                                       PRIVATE BUSINESS



FOR IMMEDIATE RELEASE                            Contact: Michael Berman
---------------------                                     Private Business, Inc.
                                                          615-565-7379

        PRIVATE BUSINESS RETURNS TO PROFITABILITY IN MOST RECENT QUARTER

                          ----------------------------

        SECOND QUARTER EARNINGS OF $0.04 PER DILUTED SHARE COMPARED WITH
                  FIRST QUARTER 2003 LOSS OF ($0.02) PER SHARE

NASHVILLE, TENNESSEE (JULY 30, 2003) -- Private Business, Inc. (NASDAQ: PBIZ), a leading provider of cash flow and retail inventory management solutions for banks and small businesses, today announced its operating results for the second quarter and first half of 2003.

Revenues for the three months ended June 30, 2003, totaled $11.2 million, compared with $14.6 million in the second quarter of the previous year. Operating income declined to $1.4 million in the most recent quarter, versus $2.7 million in the second quarter of 2002. Net income available to common shareholders totaled $583,000 in the second quarter of 2003, versus $1.3 million in the year-earlier quarter. EBITDA (earnings before interest, taxes, depreciation, and amortization) from operations decreased to $2.6 million in the second quarter of 2003, versus $4.1 million in the second quarter of 2002. (EBITDA is a non-GAAP financial measurement that is calculated as revenues less expenses other than interest, taxes, depreciation, and amortization. Certain of the financial covenants in our debt agreement are based on EBITDA).

For the six months ended June 30, 2003, revenues totaled $22.2 million, compared with $29.2 million in the corresponding period of the prior year. Operating income declined to $1.5 million, versus $4.8 million in the first half of 2002. Net income available to common shareholders totaled $366,000, or $0.03 per diluted share in the first half of 2003, compared to $2.2 million, or $0.16 in the year-earlier period. For the six months ended June 30, 2003, EBITDA declined to $3.8 million, compared with $7.4 million in the first half of 2002.

"While our operating results for the second quarter compared unfavorably with the prior-year period, I am pleased to report significant improvements in profitability relative to the first quarter of 2003," noted Henry M. Baroco, President and Chief Executive Officer of Private Business, Inc. "Operating income increased to $1.4 million in the most recent quarter, compared with only $60,000 in the quarter ended March 31, 2003, while net income available to common shareholders recovered to $583,000, or $0.04 per diluted share, versus a net loss of ($217,000), or ($0.02) per share, in this year's first quarter."

"Since I assumed the CEO position in February 2003, we have implemented a variety of strategic initiatives designed to refocus our employees upon core business relationships with community banks and small businesses," continued Baroco. "This has been followed by a renewed sense of commitment throughout our entire sales and marketing organization, which has resulted in more targeted and effective sales presentations, a higher percentage of `closings' relative to such presentations, and a substantial improvement in relationships with existing customers."




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PBIZ Announces Second Quarter Results
Page 2
July 30, 2003


"Not only are we seeking to add new banks and new merchants to our customer base, but we have implemented programs designed to improve customer retention and expand our revenue-generating relationships with existing customers. Customer attrition involving both active funding banks and active funding merchants declined at least fifty percent in the second quarter, relative to the first quarter of 2003. The number of new merchants activated increased more than thirteen percent, and total presentations to new merchants by our Business Development Managers increased over twenty percent between the first and second quarters of 2003. A new Inside Sales team was installed during the second quarter to generate leads for our Business Development Managers, and I am pleased to note that more than 350 new appointments have already been scheduled in a relatively short period of time. These represent critically important productivity criteria at Private Business, and harbingers of a more favorable year-to-year operating performance during the second half of the year."

"We continue to sign new banks and merchants on the new products introduced during the first two quarters of 2003, including CollectionsManager, IdentificationManager, Environmental Insurance, and LineManager. Each of these target important issues and challenges for our core customer segments and leverages the role that Private Business plays as an intermediary between banks and the merchants in their local communities."

Responding to an inquiry regarding the recent sale of certain assets of the PB Insurance Division and its impact upon second quarter results, Mr. Baroco commented, "For the strategic reasons outlined in a previous announcement, we chose to divest insurance operations that were not related to our core accounts receivable financing business. A gain equivalent to $0.02 per diluted share was recognized on this transaction, while earnings from our ongoing operations contributed $0.02 per diluted share to second quarter profits. Excluding the one-time gain from the bank insurance division sale, we realized a $925,000 increase in EBITDA over first quarter. Also, because the sale of the insurance division was completed in late June, our second quarter results reflect the full amount of its operating losses, which will not be recurring from this point forward."

"From a financial perspective, I am pleased to report that we ended the second quarter with a cash balance of approximately $1.6 million, compared with $971,000 at the end of the first quarter, after paying all of the interest and principal payments due on our outstanding debt and complying with all covenants. Our EBITDA also experienced a dramatic improvement by more than doubling to approximately $2.6 million, versus approximately $1.2 million in the quarter ended March 31, 2003."

"I would like to conclude by first recognizing and thanking our bank and merchant customers, which have been understanding and supportive of our recent changes, along with our employees, who have been resilient, resourceful and diligent while we repositioned the Company for a return to profitability and growth. The outlook for Private Business has improved greatly in recent months, and I look forward to future reports that describe our continuing progress."

Private Business, Inc. is a leading provider of cash flow management tools for community banks and middle-market businesses. Through its RMSA division, the Company also provides inventory management and sales forecasting solutions to the retail industry. Private Business, Inc. is headquartered in Brentwood, Tennessee, and its common stock trades on The Nasdaq Stock Market under the symbol "PBIZ".



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PBIZ Announces Second Quarter Results
Page 3
July 30, 2003


Private Business, Inc. provides information related to non-GAAP financial measurements such as EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financials, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements. The Company provides EBITDA information, a widely used non-GAAP financial measurement, to assist in analyzing the Company's operating profitability and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets that are not technically non-recurring but are outside of the ordinary course of operations. Investors are encouraged to use this information in connection with the information contained in the Company's GAAP financial statements.

This release contains several "forward-looking statements" concerning Private Business, Inc.'s operations, prospects, strategies and financial condition, including its future economic performance, intent, plans and objectives, and the likelihood of success in developing and expanding its business. These statements are based upon a number of assumptions and estimates that are subject to significant uncertainties, many of which are beyond Private Business, Inc.'s control. Words such as "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate" are meant to identify such forward-looking statements. Actual results may differ materially from those expressed or implied by such forward-looking statements. The Company assumes no obligation to update this information. Factors that could cause actual results to differ materially are discussed in Private Business, Inc.'s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2002, and its registration statement, on form S-4 filed in May of 2001, and include, among other factors, the timely development and market acceptance of products and technologies and competitive market conditions.

    Additional information on this Company can be found on the World Wide Web

                         http://www.privatebusiness.com

                    For further information, please contact:

             Henry M. Baroco, CEO, or Mike Berman at (615) 565-7379
                                       or
 RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or
                        via e-mail at info@rjfalkner.com




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PBIZ Announces Second Quarter Results
Page 4
July 30, 2003



                             PRIVATE BUSINESS, INC.
                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS
                    (in thousands, except per share amounts)

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                                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                   JUNE 30,                      JUNE 30,
OPERATING HIGHLIGHTS:                                        2003           2002            2003           2002
                                                          -----------    -----------    -----------     -----------
Revenue:
    Participation Fees                                    $     7,148    $    10,287    $    14,209     $    20,215
    Software license                                               75            177            151             309
    Retail planning services                                    2,286          2,559          4,644           5,304
    Maintenance and other                                       1,670          1,592          3,241           3,407
                                                          -----------    -----------    -----------     -----------
                                                               11,179         14,615         22,245          29,235
Operating costs and expenses:
    General and administrative                                  3,538          4,803          8,458          10,209
    Selling and marketing                                       4,653          5,453          9,097          11,236
    Research and development                                      399            142            848             393
    Other operating                                                28             81             72              37
                                                          -----------    -----------    -----------     -----------
                                                                8,618         10,479         18,475          21,875
                                                          -----------    -----------    -----------     -----------
Earnings before interest, taxes, depreciation
    and amortization                                            2,561          4,136          3,770           7,360
Depreciation and amortization                                   1,140          1,418          2,288           2,542
                                                          -----------    -----------    -----------     -----------
Operating income                                                1,421          2,718          1,482           4,818
Interest expense, net                                             399            507            751           1,003
                                                          -----------    -----------    -----------     -----------
Income before income taxes                                      1,022          2,211            731           3,815
Income tax provision                                              399            862            285           1,488
                                                          -----------    -----------    -----------     -----------
Net income                                                        623          1,349            446           2,327
Preferred stock dividends                                          40             40             80              80
                                                          -----------    -----------    -----------     -----------
Net income available to common shareholders               $       583    $     1,309    $       366     $     2,247
                                                          ===========    ===========    ===========     ===========

Earnings per share:
    Basic                                                 $     0.04     $      0.09    $      0.03     $      0.16
                                                          ==========     ===========    ===========     ===========
    Diluted                                               $     0.04     $      0.09    $      0.03     $      0.16
                                                          ==========     ===========    ===========     ===========
Weighted average shares outstanding:
    Basic                                                      14,087         14,004         14,076          13,979
                                                          ===========    ===========    ===========     ===========
    Diluted                                                    14,116         14,559         14,090          14,413
                                                          ===========    ===========    ===========     ===========

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                                                                                                   AS OF
                                                                                        ---------------------------
                                                                                           JUNE 30,       DEC. 31,
BALANCE SHEET HIGHLIGHTS:                                                                   2003           2002
                                                                                        -----------     -----------
Cash and Cash equivalents                                                               $     1,630     $     1,146
Working capital (deficit)                                                                    (4,246)         (3,351)
Total assets                                                                                 30,298          33,301
Long-term debt, net of current portion                                                       20,440          23,190
Stockholders' deficit                                                                        (5,587)         (5,989)

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